Exhibit 10.2

WARRANT

THIS WARRANT (“WARRANT”) WAS SOLD IN A PRIVATE TRANSACTION, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN CUSTOMARY FORM TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Company:	Advanced Photonix, Inc., a Delaware corporation
Number of Shares:	[______], subject to adjustment
Class of Shares:	Common stock, $0.001 par value per share
Exchange Price:	As to [______] shares, $0.50 per share; as to [______] shares, $1.00 per share
Issue Date:	February 12, 2013
Expiration Date:	February 11, 2018

The term “Holder” shall initially refer to [______], a [______], which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

Advanced Photonix, Inc. (the “Company”) does hereby certify and agree that, for the sum of [______] paid by Holder to the Company on the Issue Date, which the parties agree is fair consideration for this Warrant, Holder, or its permitted successors and assigns, hereby is entitled to Exercise or Exchange (as defined herein) this Warrant in the Company for up to [______] ([______]) duly authorized, validly issued, fully paid and non-assessable shares of its common stock, $0.001 par value per share (the “Common Stock”), upon the terms and subject to the provisions of this Warrant. The shares of Common Stock issuable upon Exercise or Exchange of this Warrant are referred to herein as the “Warrant Stock”. Capitalized terms used but not defined in this Warrant have their meanings as set forth in that certain Loan and Security Agreement of even date herewith between the Company and Partners for Growth III, L.P. (the “Loan Agreement”).

Section 1               Term, Price, Exercise and Exchange of Warrant.

1.1           Term of Warrant.  This Warrant shall be exercisable or exchangeable from the Issue Date until the Expiration Date, provided this Warrant may not be exercisable or exchangeable as to the Claw-Back Number of Shares until the Company’s right to claw back such shares is determinable.

1.2           Exchange Price.  The price per share at which the Warrant Stock is issuable upon exercise or exchange of this Warrant shall be, as to [______] shares, $0.50, and as to [______] shares, $1.00 per share, subject to Section 1.3 (a) hereof and subject to adjustment under Section 1.7 and otherwise from time to time as set forth herein (the “Exchange Price”).

1.3           Exercise of Warrant; Exchange of Warrant.

(a)           This Warrant may be Exercised (as defined below) in whole or in part, upon surrender to the Company at its then principal offices in the United States of this Warrant, to be Exercised or Exchanged, together with the form of election to Exchange or Exercise attached hereto as Exhibit A (an “Election”) duly completed and executed, and upon payment to the Company of the Exchange Price for the Number of Shares of Warrant Stock in respect of which this Warrant is then being exercised (an “Exercise”).  In whole or in part in lieu of an Exercise, Holder may exchange this Warrant as set forth in the immediately preceding sentence and in the remainder of this Section 1.3 (an “Exchange”).

(b)           Upon an Exchange, the Holder shall receive Warrant Stock such that, without the payment of any funds, the Holder shall surrender this Warrant in exchange for the number of shares of Warrant Stock equal to “X” (as defined below), computed using the following formula:

Y * (A-B)
X   =   _______________

A
Where

X	=	the number of shares of Warrant Stock to be issued to Holder
Y	=	the number of shares of Warrant Stock to be Exchanged
under this Warrant
A	=	the Fair Market Value of one share of Warrant Stock
B	=	the Exchange Price (as adjusted to the date of such
	=	calculations)
*	=	multiplied by

(c)           For purposes of this Warrant, the “Fair Market Value” of one share of Warrant Stock shall be (i) if the Common Stock is or becomes listed on a national stock exchange or is quoted on the Nasdaq Global Select Market or Nasdaq Global Market, the highest closing sale price reported on such exchange or market during the forty-five (45) consecutive trading days prior to the date on which Holder delivers its Election to the Company, or (ii) if the Common Stock is traded over-the-counter, the highest closing bid price reported for the Common Stock during the during the forty-five consecutive trading days prior to the date on which Holder delivers its Election to the Company, provided if there has been no such consecutive trading day period with reported bid prices, the highest bid price in next preceding ninety consecutive trading days’ reported bid price shall be used.  If the Common Stock is not traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Warrant Stock shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from its authorized but unissued shares, as the Board of Directors of the Company (“Board”) shall determine in its reasonable good faith judgment, but shall in no event be less than the price per share of Common Stock at which employee stock options to purchase Company Common Stock issued at such time are exercisable. In the event that Holder elects to convert the Warrant Stock through Exchange in connection with a transaction in which the Warrant Stock is converted into or exchanged for another security, Holder may effect an Exchange directly into such other security.

(d)           Upon surrender of this Warrant, and the duly completed and executed Election, and payment of the Exchange Price or conversion of this Warrant through Exchange, the Company shall promptly issue and deliver (in no event later than three business days) to the Holder or such other person as the Holder may designate in writing a certificate or certificates for the number of shares of Warrant Stock issuable pursuant to the terms of this Warrant upon Exercise or Exchange.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Stock as of the date of the surrender of this Warrant, and the duly completed and executed form of Election, and payment of the Exchange Price or conversion of this Warrant through Exchange; provided, that if the date of surrender of this Warrant and payment of the Exchange Price is not a business day, the certificates for the Warrant Stock shall be deemed to have been issued as of the next business day (whether before or after the Expiration Date).  If this Warrant is exchanged or exercised in part, a new warrant of the same tenor and for the number of shares of Warrant Stock not exchanged or exercised shall be executed by the Company and delivered to Holder.

1.4           Fractional Interests.  The Company shall not be required to issue fractions of shares of Warrant Stock upon the Exercise or Exchange of this Warrant.  If any fraction of a share of Warrant Stock would be issuable upon the exchange of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to such fraction of the Fair Market Value of a share of the Warrant Stock.

1.5           Automatic Conversion on Expiration Date.  In the event that, on the Expiration Date, the Fair Market Value of one share of Common Stock (or other security issuable upon the Exercise or Exchange hereof) as determined in accordance with Section 1.3(c) is greater than the Exchange Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.3 as to all Warrant Stock (or such other securities) for which it shall not previously have been Exercised or Exchanged, and the Company shall promptly deliver a certificate representing the Warrant Stock (or such other securities) issued upon such conversion to the Holder.

1.6           Treatment of Warrant Upon Acquisition of Company.

(a)           “Acquisition”.  For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets of the Company in whatever form, or any reorganization, consolidation, merger or other transaction in which the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction(s) (in each case, whether in a single transaction or multiple related transactions).

(b)           Treatment of Warrant at Acquisition.  Upon the closing of any Acquisition, the surviving entity (as applicable) shall, as a condition to the Acquisition, either: (i) assume the Company’s obligations under this Warrant, or (ii) purchase this Warrant at its Fair Value, as set forth in clause (c) below.

(c)           Purchase at Fair Value.

For purposes of this Warrant, “Fair Value” shall mean that value determined by the parties using a Black-Scholes Option-Pricing Model (the “Black-Scholes Calculation”) with the following assumptions: (A) a risk-free interest rate equal to the risk-free interest rate at the time of the closing of the Acquisition (or as close thereto as practicable), (B) a contractual life of the Warrant equal to the remaining term of this Warrant as of the date of the announcement of the Acquisition, (C) an annual dividend yield equal to dividends declared on the Warrant Stock (calculated on an annual basis), and (D) a volatility factor of the expected market price of the Warrant Stock comprised of: (1) if the Company is publicly traded on any internationally-recognized securities exchange, its volatility over the one year period prior to the announcement of the Acquisition, (2) if the Warrant Stock is not so traded, the average volatility, over the one year period prior to the day after the announcement of the Acquisition, of the volatility of the publicly-traded securities in the same or similar industry to the Company with such companies having similar revenues. The purchase price determined in accordance with the above (the “Purchase Price”) shall be paid upon the initial closing of the Acquisition and shall not be subject to any post-Acquisition closing contingencies or adjustments; provided, however, the parties may take such post-Acquisition closing contingencies or adjustments into account in determining the Purchase Price, and if the parties take any post-Acquisition closing contingencies or adjustments into account, then upon the partial or complete removal of those post-Acquisition closing contingencies or adjustments, a new Black-Scholes Calculation would be made using all of the same inputs except for the value of the Company’s shares used in deriving the Purchase Price, and the increase in Fair Value resulting from the increased value of such shares (including, but not limited to any earn-out or escrowed consideration) would be paid in full to Holder immediately after those post-Acquisition closing contingencies or adjustments can be determined or achieved.

1.7           Reduction in Number of Shares.  If the Company meets or exceeds for the fiscal year ending March 31, 2014: (i) $32,600,000 in Revenues, and (ii) $412,000 in EBITDA, then the Number of Shares issuable on Exercise or Exchange of this Warrant shall be reduced by [______] shares, [______] of such shares being those issuable hereunder at an Exchange Price of $0.50 and [______] of such shares being those issuable hereunder at an Exchange Price of $1.00 (the “Claw-Back Number of Shares”) to [______] shares. The term “EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) non-cash stock compensation, plus (e) income tax expense, plus (f) other non-cash items including intangible asset write-offs, plus (g) non-cash warrant liability expenses, in each case to the extent such items have been deducted from the calculation of Net Income or less non-cash warrant liability income to the extent added to the calculation of Net Income. Defined terms in the foregoing have their meanings as set forth in the Loan Agreement (whether or not the Loan Agreement is in effect as at the date of determination). The term “Revenues” means revenues required to be recognized as such under GAAP.

1.8           Warrant Put. Notwithstanding anything to the contrary set forth in this Warrant, in the event of any Acquisition, a liquidation of the Company, any public offering or listing of the Company’s securities, or upon the expiry of this Warrant, Holder shall have the right (but not the obligation) to exchange this Warrant for the cash sum of $0.314465 per share of Warrant Stock remaining unexercised under this Warrant (the “Exchange Put Price” and such right, the “Put Right”); provided, however, that if the number of Warrant Shares issuable under this Warrant at the time the Put Right is exercised exceeds [______], the Exchange Put Price shall be equal to a fraction, (i) the numerator of which shall be $[______], and (ii) the denominator of which shall be equal to the aggregate number of Warrant Shares issuable under this Warrant at such time and, provided further, (A) if the Exchange Price and number of Warrant Shares is adjusted in accordance with Section 4, or (B) this Warrant is transferred in part in accordance with Section 2, the Exchange Put Price will be adjusted in proportion to such changes. Holder shall exercise such right by written notice as provided in this Warrant and the Expiration Date of this Warrant shall be automatically extended until such time as the Company has paid the Exchange Put Price to Holder. The Company shall promptly (and in no event later than 5 Business Days of Holder’s notice to the Company) pay the Exchange Put Price to Holder.

Section 2.              Exchange and Transfer of Warrant.

(a)           This Warrant may be transferred, in whole or in part, without restriction, subject to (i) Holder’s compliance with applicable securities laws and delivery of an opinion of competent counsel as to the same, if so requested by the Company, and (ii) the transferee holder of the new Warrant assuming in writing the obligations of the Holder set forth in this Warrant. Notwithstanding the foregoing and without the necessity of delivering an opinion of counsel, Holder may at any time transfer this Warrant in whole or in part to any affiliate that is an “accredited investor” within the meaning of Rule 501 under the Securities Act, with notice to the Company.  By its acceptance of this Warrant, each such affiliate transferee will be deemed to have made to the Company each of the representations and warranties set forth in Section 7 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if the original Holder hereof.  A transfer may be registered with the Company by submission to it of this Warrant, together with the Assignment Form attached hereto as Exhibit B duly completed and executed.  After the Company’s receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) at the same Exchange Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new holder’s name.  In the event of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to purchase the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant.  Upon the due delivery of this Warrant for transfer, the transferee holder shall be deemed for all purposes to have become the holder of the new warrant issued for the portion of this Warrant so transferred, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred. Should the number of shares of Common Stock issuable upon the exercise of this Warrant be reduced by the Claw-Back Number of Shares in accordance with Section 1.7, and if this Warrant is or was the subject of a partial transfer as provided herein, the number of shares issuable upon the exercise of each outstanding warrant arising from this Warrant shall be reduced to the number obtained by (x) multiplying the Claw-Back Number of Shares by (y) a fraction, the numerator of which shall be the number of shares on the face of such warrant and the denominator of which shall be the Number of Shares on the face of this Warrant.  Any fractional share arising from the foregoing calculation shall be rounded down to the nearest share.

(b)           In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event and (ii) if requested by the Company, an indemnity agreement reasonably satisfactory in form and substance to the Company.  In the event of the mutilation of or other damage to the Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of the mutilated or damaged warrant.

(c)           The Company shall pay all reasonable costs and expenses incurred in connection with the Exchange, Exercise, transfer, reissue and replacement of this Warrant, including, without limitation, the costs of preparation, execution and delivery of a new warrant and of share certificates representing all Warrant Stock.

Section 3.              Certain Covenants.

(a)           The Company shall at all times reserve for issuance and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exchange of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient therefor.

(b)           The Company will not, by amendment or restatement of its Certificate of Incorporation or Bylaws or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.  Without limiting the foregoing, the Company will not increase the par value of any Warrant Stock receivable upon the exchange of this Warrant above the amount payable therefor upon such exchange.

(c)           So long as Holder holds this Warrant, the Company shall deliver to Holder such reports as it provides to its stockholders generally, as and when delivered to such stockholders. Notwithstanding the foregoing, the Company shall provide Holder, upon request, quarterly and annual financial statements, if such statements are not publicly available or provided to stockholders generally; provided, however, that as a condition of providing such information, Holder covenants to maintain the confidentiality of any such quarterly and annual financial statements that are provided pursuant to this sentence until such time as they cease to be “non-public” for purposes of the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder (the “34 Act”). The parties shall not treat the Warrant or the Warrant Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

Section 4.	Adjustments to Exchange Price and Number of Shares of Warrant Stock.

4.1           Adjustments.  The Exchange Price shall be subject to adjustment from time to time in accordance with this Section 4.  Upon each adjustment of the Exchange Price pursuant to this Section 4, the Holder shall thereafter be entitled to acquire upon exchange, at the Exchange Price resulting from such adjustment, the number of shares of Warrant Stock obtainable by multiplying the Exchange Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable immediately prior to such adjustment and dividing the product thereof by the new Exchange Price resulting from such adjustment, provided in all cases that the Exchange Price shall not be reduced to a price per share below the par value of the Common Stock.

4.2           Subdivisions, Combinations and Stock Dividends.  If the Company shall at any time subdivide by split-up or otherwise, its outstanding Common Stock into a greater number of shares, or issue additional Common Stock as a dividend or otherwise with respect to any Common Stock, the Exchange Price in effect immediately prior to such subdivision or share dividend shall be proportionately reduced and the number of shares acquirable upon Exercise or Exchange hereunder shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Exchange Price in effect immediately prior to such combination shall be proportionately increased.

4.3           Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event (including a recapitalization) that results in a change of the number and/or class of the securities issuable upon exchange or exercise of this Warrant, Holder shall be entitled to receive and the Company shall promptly issue an amended warrant for the number and kind of securities and property that Holder would have received for the Warrant Stock if this Warrant had been Exercised or Exchanged immediately before such reclassification, exchange, substitution, or other event.  The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Board) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.3, without limitation, adjustments to the Exchange Price and to the number of securities or property issuable upon Exercise or Exchange of the new Warrant.  The provisions of this Section 4.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other similar events.

4.4.           Notices of Record Date, Etc.  In the event that the Company shall:

(1) declare or propose to declare any dividend upon its Common Stock, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2)  offer for sale any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of stockholders, or

(3)  effect or approve (by stockholder vote other otherwise) any reclassification, exchange, substitution or recapitalization of the capital stock of the Company, including any subdivision or combination of its outstanding capital stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4)  offer holders of registration rights the opportunity to participate in any public offering of the Company’s securities,

then, in connection with such event, the Company shall give to Holder:

          (i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above;

          (ii) in the case of the matters referred to in (3) above, at least ten (10) days prior written notice of the date when the same shall take place; and

          (iii)  in the case of the matter referred to in (4) above, the same notice as is given or required to be given to the holders of such registration rights.

Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto and the terms of such dividend, and such notice in accordance with clause (2) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of Holder.

4.5           Adjustment by Board.  If any event occurs as to which, in the opinion of the Board, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights, but in no event shall any adjustment have the effect of increasing the Exchange Price as otherwise determined pursuant to any of the provisions of this Section 4, except in the case of a combination of shares of a type contemplated in Section 4.2 and then in no event to an amount larger than the Exchange Price as adjusted pursuant to Section 4.2.

4.6           Certificates as to Adjustments.  Whenever the Exchange Price and/or number of shares of Warrant Stock subject to the Warrant is required to be adjusted as provided in this Section 4, the Company shall forthwith file a certificate with in its corporate books and records at its principal office and promptly provide to Holder a copy of the certificate. Such certificate shall be signed by the Chief Executive Officer or Chief Financial Officer of the Company and state the section of this Warrant pursuant to which such adjustment was made, the factual basis for such adjustment and any new Exchange Price and number of issuable shares that will be effective after such adjustment; provided, however, such notice shall not be required to the extent the information otherwise required by this Section 4.6 is available through the Company’s current reports filed with the Securities and Exchange Commission.

4.7           Issue of Securities other than Common Stock.  In the event that at any time, as a result of any adjustment made pursuant to this Section 4, Holder thereafter shall become entitled to receive any securities of the Company, other than Common Stock, the number of such other shares so receivable upon Exercise or Exchange of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

Section 5.              Rights and Obligations of the Warrant Holder.

Except as otherwise specified in this Warrant, this Warrant shall not entitle the Holder to any rights of a holder of Common Stock in the Company until such time as this Warrant is exchanged or exercised.

Section 6.              Representations, Warranties and Covenants of the Company.  The Company represents and warrants to, and covenants with, Holder that:

6.1           Corporate Power; Authorization.  The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to sell and issue the Warrant and Warrant Stock and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company by the person executing this Warrant and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

6.2           Validity of Securities.  The issuance and delivery of the Warrant is not subject to preemptive or any similar rights of the stockholders of the Company (which have not been duly waived) or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws; and when the Warrant Stock is issued upon Exercise or Exchange in accordance with the terms hereof, and this Warrant is converted into Warrant Stock, such securities will be, at each such issuance, validly issued, fully paid and nonassessable, in compliance with all applicable securities laws and free of any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

6.3           Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Class A Common Stock, par value $0.001 per share (“Common Stock”), of which 31,161,147 are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Company has reserved an aggregate of 2,609,000 shares of its Common Stock for issuance under its 1997 Employee Stock Option Plan, 2000 Stock Option Plan and 2007 Equity Incentive Plan, of which 2,376,000 shares are reserved for issuance upon exercise of outstanding options and of which the Company has reserved a total of 267,196 shares of its Common Stock for issuance upon exercise of outstanding warrants issued in fiscal year 2011. In addition, the Board of Directors of the company adopted the 2013 Equity Incentive Plan (the “2013 Plan”) on August 31, 2012, which 2013 Plan remains subject to stockholder approval. As of the date hereof, the Company granted options exercisable for 104,812 shares of the Company’s Common Stock under the 2013 Plan, the issuance of which is subject to stockholder approval of the 2013 Plan and to the receipt of NYSE MKT approval of an additional listing application covering the shares of Common Stock issuable under the 2013 Plan. A true, correct and current copy of the Company’s Certificate of Incorporation, as amended through the date hereof, is appended as Exhibit C hereto. Except as specified above and pursuant to this Warrant, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities.

6.4           No Conflict. The execution and delivery of this Warrant does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, in each case, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby.

6.5           Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the issuance, sale and delivery of the Warrant and the Warrant Stock, except such filings as shall have been made prior to and shall be effective on and as of the date hereof. All stockholder consents required in connection with issuance of the Warrant and Warrant Stock have either been obtained by Borrower or no such consents are required.

6.6           Exempt from Registration. Assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the offer, sale and issuance of the Warrant and the Warrant Stock will be exempt from the registration requirements of the Securities Act and from the registration and qualification requirements of applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Warrant or the Warrant Stock to any person or persons so as to bring the sale of the same by the Company within the registration provisions of the Securities Act.

6.7           Delivery of Information; Accuracy.  The Company acknowledges its delivery of certain Representations and Warranties dated January 21, 2013 (the “Representations Letter”), to Holder, which Representations and Warranties form the basis for Holder purchasing the Warrant. The information contained in Part B of the Representation Letter and all documents, instruments and other information delivered to Holder in connection therewith are true, correct, accurate and complete in all material respects. If the Company ceases to provide current reports under the Securities Exchange Act of 1934 (however occurring), the Company shall, upon Holder request and from time to time, provide a then-current, true, complete and correct capitalization table for the Company; provided, however, that as a condition of providing such information, Holder covenants to maintain the confidentiality of the capitalization table until such time as it ceases to be “non-public” for purposes of the 34 Act.

6.8           Legends.  The Company shall remove any restrictive securities legends on Warrant Stock resulting from Exercise or Exchange of the Warrant as soon as permitted by applicable law or contractual obligation.

Section 7.        Representations and Warranties of Holder.  Holder hereby represents and  warrants to the Company as of the Closing Date as follows:

7.1           Investment Experience.  Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring the Securities.  Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

7.2           Investment Intent.  Holder is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  Holder understands that the issuance and sale of the Warrant has not been and the issuance and sale of the Warrant Stock will not be registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.

7.3           Authorization.  Holder has all requisite power and has taken all requisite action required of it to carry out and perform all of its obligations hereunder.  The execution and delivery of this Warrant has been duly authorized, executed and delivered on behalf of Holder and constitutes the valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency,  reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Holder's constitutional documents or instruments.

Section 8.         Restricted Stock Legend.

This Warrant and the Warrant Stock have not been registered under any securities laws.  Accordingly, any share certificates issued pursuant to the Exercise or Exchange of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend:

NEITHER THE SECURITIES NOR THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISTRIBUTION OF SUCH SECURITIES MAY EFFECTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL IN CUSTOMARY FORM STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVER REQUIREMENTS OF THE ACT.

Section 9.         Notices.

Any notice or other communication required or permitted to be given here shall be in writing and shall be effective (a) upon hand delivery or delivery by e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communication shall be:

if to Holder, at

[______]
Attention:  [______]
Fax:  [______]
Email: [______]

with a copy (not constituting notice) to

[______]
Fax: [______]
Email: [______]

or

if to the Company, at

Advanced Photonix, Inc.
2925 Boardwalk Drive
Ann Arbor, MI 48104
Attn: Jeffrey Anderson
Fax:   (734) 998-3474
Email: janderson@advancedphotonix.com

with a copy (not constituting notice) to:

Dornbush Schaeffer Strongin & Venaglia., LLP
747 Third Avenue
New York, New York 10017
Att’n:Landey Strongin
Fax: 212 753 7673
Email: strongin@dssvlaw.com

Each party hereto may from time to time change its address for notices under this Section 9 by giving at least 10 calendar days’ notice of such changes address to the other party hereto.

Section 10.                      Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant may only be amended by an instrument in writing signed by both parties.

Section 11.                      Applicable Law; Severability.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.  If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

Section 12.                      Construction; Headings.

The headings used in this Warrant are for the convenience of the parties only and shall not be used in construing the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

COMPANY:	ACKNOWLEDGED AND AGREED:

ADVANCED PHOTONIX, INC.	HOLDER:

[____]

By:	By:

Name:	Name:

Title:	Title:

Exhibit A

To:

ELECTION TO EXCHANGE OR EXERCISE

1.           The undersigned hereby exercises its right to Exchange its Warrant for _________________ fully paid, validly issued and nonassessable shares of Warrant Stock in accordance with the terms thereof.

1.           The undersigned hereby elects to Exercise the attached Warrant for fully paid, validly issued and nonassessable shares of Warrant Stock by payment of $__________ as specified in the attached Warrant.  This right is exercised with respect to ___________ of shares.

         [Strike the paragraph above that does not apply.]

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

                       ______________________
                       ______________________
                       ______________________

2.           By its execution below and for the benefit of the Company, the undersigned hereby restates each of the representations and warranties in Section 7 of the Warrant as of the date hereof.

Date:	[Holder]

By
Name:
Title:

Exhibit B

ASSIGNMENT FORM

To:

        The undersigned hereby assigns and transfers this Warrant to

 (Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and postal code)

and irrevocably appoints _______________________________________ to transfer this Warrant on the books of the Company.

Date: __________________   [______]

By
Name:	, [______]

Exhibit C – Certificate of Incorporation